Exhibit 99

NextEra Energy, Inc. Media Line: (305) 552-3888 April 25, 2012 FOR IMMEDIATE RELEASE

NextEra Energy announces first quarter earnings for 2012

•	Florida Power & Light Company earnings driven by increased investments, which provide customers with the lowest bills in Florida and 99.98 percent reliability

•	NextEra Energy Resources results benefit from improved wind resource and new wind projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2012 first quarter net income on a GAAP basis of $461 million, or $1.11 per share, compared with $268 million, or $0.64 per share, in the first quarter of 2011. On an adjusted basis, NextEra Energy's earnings were $422 million, or $1.02 per share, compared with $392 million, or $0.94 per share, in the first quarter of 2011. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges and the net effect of other than temporary impairments (OTTI) on certain investments, both of which relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy continued to deliver solid results in the first quarter of 2012. At Florida Power & Light Company, earnings growth was driven by increased investments in the business that are helping to provide our customers with the lowest bills in the state and reliability that is among the best in the country. At NextEra Energy Resources, results were supported by improved wind resource and new wind projects; and we continue to drive development of our largest-ever backlog of contracted renewable projects,” said NextEra Energy Chairman and CEO Lew Hay.

Florida Power & Light Company
NextEra Energy's principal rate-regulated utility subsidiary, Florida Power & Light Company, reported first quarter net income of $239 million, or $0.58 per share, compared with $205 million, or $0.49 per share, for the prior-year quarter.

The main driver of FPL's growth was continued investment in the business. During the quarter, the company invested approximately $1.3 billion of the approximately $4.1 billion the company expects to invest in 2012, and regulatory capital employed grew 15.6 percent compared to the prior-year quarter. Given the development projects currently approved by the Florida Public Service Commission and the normal pattern of investment in the business, FPL expects to invest approximately $15 billion over the five-year period 2010 through 2014, or approximately $3 billion per year. This is the largest investment wave in the company's history, and FPL expects these investments collectively will produce significant customer benefits in the form of lower fuel costs, better reliability, and cleaner air. These investments will also enhance FPL's ability to keep customers' bills the lowest in the state.

During the quarter, the Florida Public Service Commission approved FPL's need determination request for the proposed modernization of the Port Everglades generation facility. FPL expects the new high-efficiency combined-cycle natural gas-fired energy center will produce more than $400 million in customer savings over the life of the facility compared to keeping the existing facility in the fleet. A modernized Port Everglades facility is also expected to improve air quality by significantly reducing all major air pollutants.

On March 19, FPL filed its formal request for a base rate increase of $6.97 a month, or about 23 cents a day, on the base portion of a typical 1,000-kWh residential customer bill offset in part by an estimated $4.49 a month net decrease in other components of a typical bill, including lower fuel usage, lower fuel prices and other adjustments. As a result, the typical residential customer bill would increase about $2.48 a month, or about 8 cents a day - a 2.6 percent increase.

The adjustment will cover the capital and non-fuel expenses of a new, high-efficiency natural gas power plant at Cape Canaveral after it enters service in June 2013, as well as other increases in the cost of doing business. The new plant at Cape Canaveral will use considerably less fuel to generate electricity, which in turn helps to keep customer bills low over the long term and reduces the impact of the base rate request. Even after the increase, FPL's typical residential customer bill is expected to remain the lowest of the state's 55 electric utilities and well below the national average.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported first quarter net income on a GAAP basis of $221 million, or $0.53 per share, compared with $65 million, or $0.16 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings were $182 million, or $0.44 per share, compared with $189 million, or $0.46 per share, in the first quarter of 2011.

NextEra Energy Resources' adjusted earnings were driven by contributions from new wind assets that entered service since the first quarter of last year, which added $0.07 of adjusted EPS, including convertible investment tax credit elections. The company's gas infrastructure business also increased adjusted EPS by $0.07, including $0.06 associated with terminating hedges on certain planned wells that the company no longer plans to pursue.

These results were offset by lower adjusted EPS from the company's existing assets of $0.11. Existing wind assets decreased $0.07 in adjusted EPS relative to last year's comparable quarter due to a combination of favorable state tax credits recorded last year as well as lower federal production tax credits, lower energy prices, and higher operating expenses. These items were partially offset by favorable wind energy production. Net wind energy generation increased by 545,000 megawatt hours compared to last year's comparable quarter. Lower earnings at the Seabrook Station nuclear facility negatively impacted adjusted EPS by $0.04. All other remaining items negatively impacted results by $0.05 in adjusted EPS and reflect lower contributions from the company's customer supply and proprietary trading business, as well as higher costs associated with the growth of the business.

In the first quarter, the company added approximately 177 megawatts of generation to what is the largest wind generation fleet in the United States. The business remains on track to add approximately 1,300 megawatts of new U.S. wind assets to the portfolio in 2012 and approximately 600 megawatts of contracted Canadian wind between 2012 and 2015. Additionally, during the quarter, NextEra Energy Resources completed the acquisition of the 40-megawatt St. Clair photovoltaic solar facility in Ontario, and remains on track to add roughly 900 megawatts of contracted solar generation to the portfolio between 2012 and 2016.

Outlook
For 2012, NextEra Energy currently expects full-year adjusted earnings per share to be in the range of $4.35 to $4.65. It also continues to expect that adjusted earnings per share in 2014 will be in the range of $5.05 to $5.65.

NextEra Energy's adjusted earnings exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges and net other than temporary impairment losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. In addition, NextEra Energy's adjusted earnings expectations assume, among other things: normal weather and operating conditions; no further significant decline in the national or the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to federal or state tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first quarter earnings conference call is scheduled for 9 a.m. ET on April 25, 2012. The webcast is available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The slides and earnings release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with revenues of more than $15.3 billion, more than 41,000 megawatts of generating capacity, and approximately 15,000 employees in 24 states and Canada as of year-end 2011. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country, and NextEra Energy Resources, LLC, which together with its subsidiaries and affiliated entities is the largest generator in the United States of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy operates the third largest number of commercial nuclear power units in the United States. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. ( NextEra Energy”) and Florida Power & Light Company (“FPL”) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will likely result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of reduction or elimination of existing government support policies on demand for generation from renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (“NextEra Energy Resources”)); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of OTC financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased cost of operations and exposure to liabilities attributable to environmental laws and regulations applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of

NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's and FPL's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2011 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.

Operating Revenues	$2,224	$1,090	$57	$3,371
Operating Expenses
Fuel, purchased power and interchange	935	230	17	1,182
Other operations and maintenance	436	320	19	775
Depreciation and amortization	118	192	10	320
Taxes other than income taxes and other	254	(4)	1	251
Total operating expenses	1,743	738	47	2,528

Operating Income	481	352	10	843

Other Income (Deductions)
Interest expense	(104)	(127)	(34)	(265)
Equity in (losses) earning of equity method investees	—	(3)	—	(3)
Allowance for equity funds used during construction	10	—	3	13
Interest income	1	6	13	20
Gains on disposal of assets - net	—	11	—	11
Other - net	(1)	3	(3)	(1)

Total other income (deductions) - net	(94)	(110)	(21)	(225)

Income (Loss) Before Income Taxes	387	242	(11)	618
Income Tax Expense (Benefit)	148	21	(12)	157

Net Income	$239	$221	$1	$461

Reconciliation of Net Income to Adjusted Earnings:
Net Income	$239	$221	$1	$461
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(37)	—	(37)
Other than temporary impairment losses - net	—	(2)	—	(2)

Adjusted Earnings	$239	$182	$1	$422

Earnings Per Share (assuming dilution)	$0.58	$0.53	—	$1.11
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.09)	—	(0.09)

Adjusted Earnings Per Share	$0.58	$0.44	—	$1.02

Weighted-average shares outstanding (assuming dilution)				415

NextEra Energy Resources' (NEER) financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary

Three Months Ended March 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,246	$833	$55	$3,134

Operating Expenses
Fuel, purchased power and interchange	1,071	315	18	1,404
Other operations and maintenance	374	305	14	693
Depreciation and amortization	142	182	7	331
Taxes other than income taxes and other	253	22	3	278

Total operating expenses	1,840	824	42	2,706

Operating Income	406	9	13	428

Other Income (Deductions)
Interest expense	(91)	(136)	(27)	(254)
Equity in (losses) earning of equity method investees	—	10	—	10
Allowance for equity funds used during construction	11	—	1	12
Interest income	—	6	15	21
Gains on disposal of assets - net	—	17	—	17
Other - net	—	3	(1)	2

Total other income (deductions) - net	(80)	(100)	(12)	(192)

Income (Loss) Before Income Taxes	326	(91)	1	236
Income Tax Expense (Benefit)	121	(156)	3	(32)

Net Income	$205	$65	$(2)	$268

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$205	$65	$(2)	$268
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	125	—	125
Other than temporary impairment losses - net	—	(1)	—	(1)

Adjusted Earnings	$205	$189	$(2)	$392

Earnings Per Share (assuming dilution)	$0.49	$0.16	$(0.01)	$0.64
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.30	—	0.30

Adjusted Earnings Per Share	$0.49	$0.46	$(0.01)	$0.94

Weighted-average shares outstanding (assuming dilution)				418

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

				Preliminary

March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$31,702	$19,191	$592	$51,485
Nuclear fuel	1,084	806	(1)	1,889
Construction work in progress	3,356	2,105	426	5,887
Less accumulated depreciation and amortization	(10,925)	(4,127)	(241)	(15,293)
Total property, plant and equipment - net	25,217	17,975	776	43,968

Current Assets
Cash and cash equivalents	16	132	127	275
Customer receivables, net of allowances	634	603	25	1,262
Other receivables	422	439	(286)	575
Materials, supplies and fossil fuel inventory	781	307	4	1,092
Regulatory assets:
Deferred clause and franchise expenses	89	—	—	89
Derivatives	590	—	—	590
Other	82	—	7	89
Derivatives	17	812	29	858
Other	104	144	16	264
Total current assets	2,735	2,437	(78)	5,094

Other Assets
Special use funds	2,884	1,220	—	4,104
Other investments	8	223	706	937
Prepaid benefit costs	1,100	—	(59)	1,041
Regulatory assets:
Securitized storm-recovery costs	504	—	—	504
Other	374	—	251	625
Derivatives	4	1,054	9	1,067
Other	170	1,435	262	1,867
Total other assets	5,044	3,932	1,169	10,145

Total Assets	$32,996	$24,344	$1,867	$59,207

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

				Preliminary

March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,503	6,880	(7,159)	5,224
Retained earnings	4,253	5,007	829	10,089
Accumulated other comprehensive income (loss)	—	(21)	(73)	(94)
Total common shareholders' equity	11,129	11,866	(7,772)	15,223
Long-term debt	7,056	5,470	8,056	20,582

Total capitalization	18,185	17,336	284	35,805

Current Liabilities
Commercial paper	837	—	902	1,739
Short-term debt	—	191	—	191
Current maturities of long-term debt	451	407	600	1,458
Accounts payable	646	406	21	1,073
Customer deposits	522	5	1	528
Accrued interest and taxes	292	289	(80)	501
Derivatives	607	734	6	1,347
Accrued construction-related expenditures	282	180	22	484
Other	330	308	46	684
Total current liabilities	3,967	2,520	1,518	8,005

Other Liabilities and Deferred Credits
Asset retirement obligations	1,160	475	(1)	1,634
Accumulated deferred income taxes	4,849	1,281	(317)	5,813
Regulatory liabilities:
Accrued asset removal costs	2,120	—	—	2,120
Asset retirement obligation regulatory expense difference	1,763	—	—	1,763
Other	409	—	48	457
Derivatives	11	632	47	690
Deferral related to differential membership interests	—	1,479	—	1,479
Other	532	621	288	1,441
Total other liabilities and deferred credits	10,844	4,488	65	15,397
Commitments and Contingencies

Total Capitalization and Liabilities	$32,996	$24,344	$1,867	$59,207

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

				Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric utility plant in service and other property	$31,564	$18,625	$579	$50,768
Nuclear fuel	1,005	790	—	1,795
Construction work in progress	2,601	2,068	320	4,989
Less accumulated depreciation and amortization	(10,916)	(3,914)	(232)	(15,062)
Total property, plant and equipment - net	24,254	17,569	667	42,490

Current Assets
Cash and cash equivalents	36	166	175	377
Customer receivables, net of allowances	682	663	27	1,372
Other receivables	312	268	(150)	430
Materials, supplies and fossil fuel inventory	759	311	4	1,074
Regulatory assets:
Deferred clause and franchise expenses	112	—	—	112
Derivatives	502	—	—	502
Other	80	—	4	84
Derivatives	10	585	16	611
Other	156	145	9	310
Total current assets	2,649	2,138	85	4,872

Other Assets
Special use funds	2,737	1,130	—	3,867
Other investments	4	214	689	907
Prepaid benefit costs	1,088	—	(67)	1,021
Regulatory assets:
Securitized storm-recovery costs	517	—	—	517
Other	395	—	226	621
Derivatives	2	929	42	973
Other	170	1,479	271	1,920
Total other assets	4,913	3,752	1,161	9,826

Total Assets	$31,816	$23,459	$1,913	$57,188

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

				Preliminary

December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,464	6,939	(7,186)	5,217
Retained earnings	4,013	4,786	1,077	9,876
Accumulated other comprehensive income (loss)	—	(90)	(64)	(154)
Total common shareholders' equity	10,850	11,635	(7,542)	14,943
Long-term debt	7,483	5,441	7,886	20,810
Total capitalization	18,333	17,076	344	35,753

Current Liabilities
Commercial paper	330	—	1,019	1,349
Short-term debt	—	—	—	—
Current maturities of long-term debt	50	408	350	808
Accounts payable	678	483	30	1,191
Customer deposits	541	6	—	547
Accrued interest and taxes	221	215	28	464
Derivatives	512	571	7	1,090
Accrued construction-related expenditures	261	222	35	518
Other	373	364	15	752
Total current liabilities	2,966	2,269	1,484	6,719

Other Liabilities and Deferred Credits
Asset retirement obligations	1,144	466	1	1,611
Accumulated deferred income taxes	4,593	1,323	(235)	5,681
Regulatory liabilities:
Accrued asset removal costs	2,197	—	—	2,197
Asset retirement obligation regulatory expense difference	1,640	—	—	1,640
Other	416	—	3	419
Derivatives	1	509	31	541
Deferral related to differential membership interests	—	1,203	—	1,203
Other	526	613	285	1,424
Total other liabilities and deferred credits	10,517	4,114	85	14,716

Commitments and Contingencies
Total Capitalization and Liabilities	$31,816	$23,459	$1,913	$57,188

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$239	$221	$1	$461
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	118	192	10	320
Nuclear fuel amortization	23	40	—	63
Unrealized (gains) losses on marked to market energy contracts	—	(132)	—	(132)
Deferred income taxes	265	(64)	(67)	134
Cost recovery clauses and franchise fees	48	—	—	48
Changes in prepaid option premiums and derivative settlements	—	(1)	—	(1)
Equity in (losses) earning of equity method investees	—	3	—	3
Distributions of earnings from equity method investees	—	8	—	8
Allowance for equity funds used during construction	(10)	—	(3)	(13)
Gains on disposal of assets - net	—	(11)	—	(11)
Other - net	10	13	(7)	16
Changes in operating assets and liabilities:
Customer receivables	47	59	4	110
Other receivables	6	(34)	(23)	(51)
Materials, supplies and fossil fuel inventory	(22)	4	—	(18)
Other current assets	(21)	3	(6)	(24)
Other assets	(11)	20	31	40
Accounts payable	6	(81)	—	(75)
Margin cash collateral	—	75	—	75
Income taxes	(117)	85	40	8
Interest and other taxes	77	(18)	7	66
Other current liabilities	(107)	(80)	19	(168)
Other liabilities	7	(33)	2	(24)
Net cash provided by (used in) operating activities	558	269	8	835

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,084)	—	—	(1,084)
Independent power and other investments of NextEra Energy Resources	—	(740)	—	(740)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	—	—	—
Nuclear fuel purchases	(28)	(16)	—	(44)
Other capital expenditures	—	—	(146)	(146)
Change in loan proceeds restricted for construction	—	45	—	45
Proceeds from sale or maturity of securities in special use funds	727	209	—	936
Purchases of securities in special use funds	(758)	(215)	—	(973)
Proceeds from sale or maturity of other securities	—	—	99	99
Purchases of other securities	—	—	(95)	(95)
Other - net	26	(18)	(1)	7
Net cash provided by (used in) investing activities	(1,117)	(735)	(143)	(1,995)

Cash Flows From Financing Activities
Issuances of long-term debt	—	118	448	566
Retirements of long-term debt	(25)	(109)	—	(134)
Proceeds from sale of differential membership interests	—	303	—	303
Net change in short-term debt	507	193	(118)	582
Issuances of common stock - net	—	—	12	12
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(248)	(248)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	40	(59)	19	—
Other - net	17	(14)	(7)	(4)
Net cash provided by (used in) financing activities	539	432	87	1,058

Net increase (decrease) in cash and cash equivalents	(20)	(34)	(48)	(102)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$16	$132	$127	$275

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Three Months Ended March 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$205	$65	$(2)	$268
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	142	182	7	331
Nuclear fuel amortization	34	37	—	71
Unrealized (gains) losses on marked to market energy contracts	—	231	—	231
Deferred income taxes	220	(113)	(98)	9
Cost recovery clauses and franchise fees	61	—	—	61
Changes in prepaid option premiums and derivative settlements	—	11	—	11
Equity in (losses) earning of equity method investees	—	(10)	—	(10)
Distribution of earnings from equity method investees	—	23	—	23
Allowance for equity funds used during construction	(11)	—	(1)	(12)
Gains on disposal of assets - net	—	(17)	—	(17)
Other - net	(11)	9	—	(2)
Changes in operating assets and liabilities:
Customer receivables	136	95	(2)	229
Other receivables	33	—	(12)	21
Materials, supplies and fossil fuel inventory	(22)	(1)	5	(18)
Other current assets	(6)	2	4	—
Other assets	(15)	(13)	(8)	(36)
Accounts payable	(47)	(56)	(2)	(105)
Margin cash collateral	—	(25)	—	(25)
Income taxes	(132)	(130)	219	(43)
Interest and other taxes	73	(5)	(7)	61
Other current liabilities	(27)	(53)	9	(71)
Other liabilities	(1)	(8)	15	6
Net cash provided by (used in) operating activities	632	224	127	983

NextEra Energy, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary

Three Months Ended March 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(658)	—	—	(658)
Independent power and other investments of NextEra Energy Resources	—	(633)	—	(633)
Cash grants under the American Recovery and Reinvestment Act of 2009	154	223	—	377
Nuclear fuel purchases	(36)	(11)	—	(47)
Other capital expenditures	—	—	(106)	(106)
Change in loan proceeds restricted for construction	—	—	—	—
Proceeds from sale or maturity of securities in special use funds	964	383	—	1,347
Purchases of securities in special use funds	(978)	(389)	—	(1,367)
Proceeds from sale or maturity of other securities	—	—	154	154
Purchases of other securities	—	—	(177)	(177)
Other - net	—	33	—	33
Net cash provided by (used in) investing activities	(554)	(394)	(129)	(1,077)

Cash Flows From Financing Activities
Issuances of long-term debt	—	201	—	201
Retirements of long-term debt	(24)	(128)	(100)	(252)
Proceeds from sale of differential membership interests	—	—	—	—
Payments to differential membership investors	—	—	—	—
Net change in short-term debt	330	—	158	488
Issuances of common stock - net	—	—	18	18
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(229)	(229)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(400)	120	280	—
Other - net	17	(19)	(7)	(9)
Net cash provided by (used in) financing activities	(77)	174	120	217

Net increase (decrease) in cash and cash equivalents	1	4	118	123
Cash and cash equivalents at beginning of period	20	165	117	302

Cash and cash equivalents at end of period	$21	$169	$235	$425

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary

First Quarter
NextEra Energy, Inc. - 2011 Earnings Per Share	$0.64

Florida Power & Light - 2011 Earnings Per Share	$0.49
Allowance for funds used during construction	—
Cost recovery clause results, primarily nuclear uprates	0.02
New investment and other	0.07
Share accretion	—
Florida Power & Light - 2012 Earnings Per Share	0.58

NEER - 2011 Earnings Per Share	0.16
New investments	0.07
Existing assets	(0.11)
Gas infrastructure	0.07
Customer supply businesses & proprietary power & gas trading	(0.02)
Non-qualifying hedges impact	0.39
Change in other than temporary impairment losses - net	—
Other, including interest expense	(0.03)
Share accretion	—
NEER - 2012 Earnings Per Share	0.53

Corporate and Other - 2011 Earnings Per Share	(0.01)
FPL FiberNet	—
Lone Star Transmission	0.01
Other, including interest expense, interest income and consolidating income tax benefits or expenses	(0.01)
Share accretion	0.01

Corporate and Other - 2012 Earnings Per Share	—

NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
March 31, 2012	Per Books	Adjusted [1]

Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures[2]	$2,753	$1,377
Debentures, related to NextEra Energy's equity units	753	753
Project debt:
Natural gas-fired assets	570
Wind assets	3,223
Hydro assets	700
Solar	702
Storm Securitization Debt	461
Lone Star Transmission	166
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	14,085	14,085
Total debt per Balance Sheet	23,970	16,215
Junior Subordinated Debentures[2]		1,376
Debentures, related to NextEra Energy's equity units		753
Common shareholders' equity	15,223	15,223
Total capitalization, including debt due within one year	$39,193	$33,567

Debt ratio	61%	48%

December 31, 2011	Per Books	Adjusted [1]

Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures[2]	$2,353	$1,177
Debentures, related to NextEra Energy's equity units	752	752
Project debt:
Natural gas-fired assets	586
Wind assets	3,310
Hydro assets	700
Solar	702
Storm Securitization Debt	486
Lone Star Transmission	108
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities and commercial paper[3]	13,413	13,413
Total debt	22,967	15,342
Junior Subordinated Debentures[2]		1,176
Debentures, related to NextEra Energy's equity units		752
Common shareholders' equity	14,943	14,943
Total capitalization, including debt due within one year	$37,910	$32,213

Debt ratio	61%	48%

[1] Ratios exclude impact of imputed debt for purchase power obligations. Including the impact of imputed debt for purchase power obligations the adjusted debt ratio would be 50% and 49% for March 31, 2012 and December 31, 2011 respectively.

[2] Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures).
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary

	Year-to-Date

Periods Ended March 31	2012	2011
Energy sales (million kwh)
Residential	11,093	11,437
Commercial	10,305	9,853
Industrial	737	736
Public authorities	136	135
Increase (decrease) in unbilled sales	178	(582)
Total retail	22,449	21,579
Electric utilities	500	460
Interchange power sales	154	361
Total	23,103	22,400

Average price (cents/kwh) [1]
Residential	10.40	10.51
Commercial	8.83	9.21
Industrial	6.97	7.38
Total	9.51	9.80

Average customer accounts (000's)
Residential	4,044	4,021
Commercial	510	506
Industrial	9	9
Other	4	4
Total	4,567	4,540

End of period customer accounts (000's)	MAR 2012	MAR 2011
Residential	4,051	4,028
Commercial	511	506
Industrial	9	9
Other	3	4
Total	4,574	4,547

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2012	Normal	2011
Three Months Ended March 31
Cooling degree-days	166	124	119
Heating degree-days	153	254	229

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature. 2012 data on calendar basis; 2011 data on fiscal basis.